UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on March 16, 2010.

The matters voted upon at the annual meeting and the results of the vote were as follows:

1.	To elect 11 directors to the Board of Directors of the Company to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Each of the 11 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Vote
Samuel H. Armacost	174,532,794	2,274,420	88,188	9,757,062
Charles Crocker	175,606,108	1,230,676	58,617	9,757,063
Joseph R. Hardiman	175,602,971	1,229,332	63,099	9,757,062
Charles B. Johnson	172,783,232	4,038,338	73,831	9,757,063
Gregory E. Johnson	173,645,454	3,177,537	72,411	9,757,062
Rupert H. Johnson, Jr.	172,979,163	3,855,047	61,191	9,757,063
Thomas H. Kean	175,489,811	1,342,047	63,543	9,757,063
Chutta Ratnathicam	175,871,986	965,301	58,114	9,757,063
Peter M. Sacerdote	168,803,363	8,032,097	59,941	9,757,063
Laura Stein	175,863,050	989,830	42,522	9,757,062
Anne M. Tatlock	172,989,741	3,818,175	87,486	9,757,062

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

The ratification of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	Against	Abstain
184,991,179	1,617,752	43,533

3.	To submit for stockholder approval, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, an amendment and restatement of the Company’s 2002 Universal Stock Incentive Plan revising the performance measures applicable to performance-based awards.

The submitted amended and restated 2002 Universal Stock Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
172,700,178	4,051,662	143,560	9,757,064

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: March 17, 2010		/s/ Maria Gray
	Name:	Maria Gray
	Title:	Vice President and Secretary